Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES FISCAL 2014 FIRST QUARTER RESULTS

• The Company affirms its outlook for fiscal 2014

• Board of Directors increases quarterly dividend by two cents to $0.21 per share

Mentor, Ohio (August 7, 2013)—STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2014 first quarter ended June 30, 2013. Fiscal 2014 first quarter revenue increased 9% to $367.7 million compared with $337.0 million in the first quarter of fiscal 2013.

Fiscal 2014 first quarter net income was $32.3 million, or $0.54 per diluted share, compared with net income of $30.4 million, or $0.52 per diluted share in the first quarter of fiscal 2013. Included in net income and earnings per share for the first quarter of fiscal 2014 is a $9.2 million tax benefit associated with the Company’s prior European restructuring effort. Adjusted earnings were $0.44 per diluted share compared with $0.53 per diluted share in the first quarter of fiscal 2013. Please refer to the attached schedules for additional information, including reconciliations of adjusted “non-GAAP financial measures” to reported results.

“We continue to see stable market trends, good performance from the businesses we recently acquired, and strong Healthcare orders and backlog, which gives us confidence in our ability to deliver revenue and earnings in-line with our guidance for the year,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “We experienced a decline in profitability in the first quarter due to a number of factors, most of which we anticipate will abate in the coming quarters. As a result, we expect a strong second half of the year as the investments we are making begin to pay off, and revenue growth continues.”

Segment Results

Healthcare revenue in the quarter was $258.9 million, an increase of 13% compared with $229.5 million in the first quarter of fiscal 2013. Contributing to the quarter, consumable revenue increased 40% and service grew 34%, while capital equipment declined 11%. Excluding SYSTEM 1E unit sales, capital equipment revenues declined 1%. Operating income was $14.9 million compared with operating income of $22.7 million in last year’s first quarter. Adjusted operating income was $19.7 million compared with

STERIS Corporation

News Announcement

$23.2 million in the prior year. The decline in adjusted operating income year-over-year was due to the Medical Device Excise Tax, increased spending on research and development, the negative impact of foreign exchange rates, investments in in-sourcing and unfavorable mix, all of which more than offset the positive impact from acquisitions.

Life Sciences first quarter revenue declined slightly to $59.9 million compared with $60.5 million in the first quarter of fiscal 2013. While consumable revenue increased 8%, it was not enough to offset a 7% decline in capital equipment and a 2% decline in service. Life Sciences operating income was $12.5 million compared with $11.9 million in last year’s first quarter. The increase in operating income was driven by improved gross margins, mainly due to favorable product mix and operating leverage.

Fiscal 2014 first quarter revenue for Isomedix Services was $48.2 million compared with $46.1 million in the same period last year, an increase of 5%. Operating income declined to $14.7 million in the quarter compared with $15.6 million in the first quarter of last year, as the increase in volume was not enough to offset the impact of our recently expanded capacity.

Cash Flow

Net cash provided by operations for the first quarter of fiscal 2014 was $32.7 million, compared with $61.3 million last year. Free cash flow (see note 1) for the first quarter of fiscal 2014 was $11.0 million, compared with $45.7 million in the prior year. The decline in free cash flow is primarily due to payments for our annual incentive compensation program as well as the impact of strong working capital improvements in the prior year.

Outlook

Based upon current trends, the Company is affirming all components of its original outlook for fiscal 2014, which includes revenue growth in the range of 8-10% and adjusted earnings per diluted share in the range of $2.47 to $2.60 for the full fiscal year. Please see the Company’s earnings release dated May 7, 2013 for a detailed outlook.

Dividend Announcement

The Company also announced today that STERIS’s Board of Directors has authorized a two cent increase in its quarterly dividend to $0.21 per common share, representing the eighth consecutive year of double digit percentage increases in the dividend. The dividend is payable September 25, 2013 to shareholders of record at the close of business on August 28, 2013.

STERIS Corporation

News Announcement

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time either over the Internet at www.steris-ir.com or via phone by calling 1-800-568-5428 in the United States and Canada, and 1-402-344-6795 internationally.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 6,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future debt principal repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net, plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

The press release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date made, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,”

STERIS Corporation

News Announcement

“deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in the referenced press release or conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, rebate program, transition, cost reductions, business strategies, earnings or revenue trends or future financial results (including without limitation regulatory matters related to SYSTEM 1E or its accessories). References to products, the consent decree, the transition or rebate program, or the class action settlement, are summaries only and should not be considered the specific terms of the decree, settlement, program or product clearance or literature. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the SYSTEM 1E device, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments, or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, including without limitation SYSTEM 1E and accessories thereto, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, the transition from the SYSTEM 1 processing system and adjustments to related reserves, or those matters described in our Form 10-K for the year ended March 31, 2013 and other securities filings, may adversely impact Company performance, results, prospects or value, (g) the possibility that anticipated financial results or benefits of recent acquisitions will not be realized or will be other than anticipated, (h) the effect of the contraction in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (i) those risks described in our securities filings including our Annual Report on Form 10-K for the year ended March 31, 2013, and other securities filings.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	June 30,
	2013	2012
	(Unaudited)	(Unaudited)
Revenues	$367,652	$336,960
Cost of revenues	220,806	199,708

Gross profit	146,846	137,252
Operating expenses:
Selling, general, and administrative	93,929	79,774
Research and development	11,853	9,312
Restructuring expense	52	(136)

Total operating expenses	105,834	88,950

Income from operations	41,012	48,302
Non-operating expense, net	4,739	2,712
Income tax expense	3,956	15,236

Net income	$32,317	$30,354

Earnings per common share (EPS) data:
Basic	$0.55	$0.52

Diluted	$0.54	$0.52

Cash dividends declared per common share outstanding	$0.19	$0.17
Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	59,005	57,911
Diluted number of common shares outstanding	59,790	58,312

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	June 30,	March 31,
	2013	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$165,838	$142,008
Accounts receivable, net	262,846	275,937
Inventories, net	155,148	144,443
Other current assets	44,236	51,552

Total Current Assets	628,068	613,940
Property, plant, and equipment, net	436,395	431,952
Goodwill and intangible assets, net	699,031	704,424
Other assets	10,666	10,793

Total Assets	$1,774,160	$1,761,109

Liabilities and Equity
Current liabilities:
Accounts payable	$78,464	$79,374
Other current liabilities	118,446	139,463

Total Current Liabilities	196,910	218,837
Long-term debt	513,700	492,290
Other liabilities	92,284	103,002
Equity	971,266	946,980

Total Liabilities and Equity	$1,774,160	$1,761,109

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended
	June 30,
	2013	2012
	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$258,888	$229,514
Life Sciences	59,915	60,496
STERIS Isomedix Services	48,224	46,056

Total Reportable Segments	367,027	336,066
Corporate and Other	625	894

Total Segment Revenues	$367,652	$336,960

	Three Months Ended
	June 30,
	2013	2012
	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$14,947	$22,730
Life Sciences	12,539	11,854
STERIS Isomedix Services	14,718	15,578

Total Reportable Segments	42,204	50,162
Corporate and Other	(1,192)	(1,860)

Total Operating Income	$41,012	$48,302

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Three Months Ended
	June 30,
	2013	2012
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$32,317	$30,354
Non-cash items	23,321	15,509
Change in Accrued SYSTEM 1 Rebate Program and class action settlement	(163)	(9,242)
Changes in operating assets and liabilities	(22,778)	24,646

Net cash provided by operating activities	32,697	61,267
Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(21,741)	(15,542)
Proceeds from sale of property, plant, equipment and intangibles	8	17
Investments in businesses, net of cash acquired	(115)	—

Net cash used in investing activities	(21,848)	(15,525)
Financing Activities:
Proceeds (payments) under credit facilities, net	21,410	—
Deferred financing fees and debt issuance costs	(43)	—
Repurchases of common shares	(4,775)	(1,117)
Cash dividends paid to common shareholders	(11,244)	(9,867)
Stock option and other equity transactions, net	8,482	3,457
Tax benefit from stock options exercised	718	525

Net cash provided by (used in) financing activities	14,548	(7,002)
Effect of exchange rate changes on cash and cash equivalents	(1,567)	(2,830)

Decrease in cash and cash equivalents	23,830	35,910
Cash and cash equivalents at beginning of period	142,008	150,821

Cash and cash equivalents at end of period	$165,838	$186,731

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Three Months Ended
	June 30,
	2013	2012
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$32,697	$61,267
Purchases of property, plant, equipment, and intangibles, net	(21,741)	(15,542)
Proceeds from the sale of property, plant, equipment, and intangibles	8	17

Free Cash Flow	$10,964	$45,742

Twelve Months Ended
March 31,
2014
(Outlook)
Calculation of free cash flow for outlook:
Cash flows from operating activities	$235,000
Purchases of property, plant, equipment, and intangibles, net	(90,000)

Free Cash Flow	$145,000

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

The Company has referred to an adjusted financial measure regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. This financial measure is considered to be a “non-GAAP financial measure” under Securities Exchange Commission rules. Reconciliation of the financial measure to its nearest GAAP financial measure is provided in the table below.

	Three months ended		Twelve months ended
	June 30,		March 31,
Calculation of adjusted net income per diluted share:	2013	2012	2014
	(Unaudited)	(Unaudited)	(Outlook)
Net Income per diluted share	$0.54	$0.52	$2.42 - $2.55
Amortization and impairment of purchased intangible assets, net of tax	0.04	0.01	0.18
Tax benefit, European restructuring	(0.15)	—	(0.15)
Acquisition related transaction and integration expenses, net of tax	0.01	—	0.02

Adjusted net income per diluted share	$0.44	$0.53	$2.47 - $2.60

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

The Company has referred to certain adjusted financial measures regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. These financial measures are considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Reconciliation of each financial measure to its nearest GAAP financial measure is provided in the table below.

	Three months ended
	June 30,
	2013	2012
	(Unaudited)	(Unaudited)
Operating income	$41,012	$48,302
Amortization and impairment of purchased intangible assets	4,290	1,026
Acquisition related transaction and integration costs	708	—
Restructuring	52	(136)

Adjusted operating income	$46,062	$49,192

Net income	$32,317	$30,354
Amortization and impairment of purchased intangible assets, net of tax	2,617	626
Acquisition related transaction and integration costs	432	—
Tax benefit, European restructuring	(9,245)	—
Restructuring, net of tax	32	(83)

Adjusted net income	$26,153	$30,897

Healthcare operating income	$14,947	$22,730
Amortization and impairment of purchased intangible assets	3,947	627
Acquisition related transaction and integration costs	708	—
Restructuring	52	(136)

Adjusted Healthcare operating income	$19,654	$23,221

STERIS Corporation

Unaudited Supplemental Financial Data

First Quarter Fiscal 2014

As of June 30, 2013

	FY 2014	FY 2013
Total Company Revenues	Q1	Q1
Capital	$123,894	$138,418
Consumables	99,034	75,335
Service	144,724	123,207

Total Recurring	243,758	198,542

Total Revenues	$367,652	$336,960

United States Revenues	$288,353	$262,404
United States Revenues as a % of Total	78%	78%
International Revenues	$79,299	$74,556
International Revenues as % of Total	22%	22%

Segment Data	Q1	Q1
Healthcare
Revenues
Capital	$101,674	$114,433
Consumables	78,563	56,332
Service	78,651	58,749

Total Recurring	157,214	115,081

Total Healthcare Revenues	$258,888	$229,514

Operating Income	14,947	22,730

Adjusted Operating Income (1)	19,654	23,221
Life Sciences
Revenues
Capital	$22,220	$23,985
Consumables	20,471	19,003
Service	17,224	17,508

Total Recurring	37,695	36,511

Total Life Sciences Revenues	$59,915	$60,496

Operating Income	12,539	11,854

Isomedix Services
Revenues	$48,224	$46,056
Operating Income	14,718	15,578

Corporate and Other
Revenues	$625	$894
Operating Income (Loss)	(1,192)	(1,860)

Other Data	Q1	Q1
Healthcare Backlog	$120,170	$99,342
Life Sciences Backlog	44,562	47,381

Total Backlog	$164,732	$146,723
Free Cash Flow	$10,964	$45,742
Net Debt	$347,862	$23,269

(1)	The Company has referred to certain adjusted financial measures regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. These financial measures are considered to be “non-GAAP financial measure” under Securities Exchange Commission rules. Reconciliation of each financial measure to its nearest GAAP financial measure is provided in the preceding tables.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.